Exhibit 10.3

Name of Participant: Carol Meyrowitz

THE TJX COMPANIES, INC. EXECUTIVE SEVERANCE PLAN

PARTICIPATION AGREEMENT
This participation agreement (this “Participation Agreement”) by and between the undersigned participant (“Participant”) and The TJX Companies, Inc. (“TJX”) is hereby made and entered into as of September 27, 2018 (the “Participation Date”) pursuant to The TJX Companies, Inc. Executive Severance Plan (the “Plan”). Capitalized terms that are used and that are not defined herein will have the meanings given to them in the Plan.
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Participant and TJX hereby agree as follows:
1.Acceptance of Plan Terms; Acknowledgments. Participant hereby acknowledges and agrees that from and after the Participation Date, she shall be a participant under the Plan and shall be bound by all the terms and conditions thereof and this Participation Agreement, including without limitation as to the Covered Benefits provisions and restrictive covenants set forth therein, except as otherwise set forth below. Participant further acknowledges and agrees that she has had an opportunity to consult with independent legal counsel regarding the contents of this Participation Agreement and the Plan and that she is entering into this Participation Agreement knowingly, voluntarily, and with full knowledge of its significance.
2.    Severance Benefits. The Termination Period under Section 6(a) of the Plan shall hereby extend for twenty-four (24) months after the Date of Termination and, except as modified on the attached Schedule, Sections 6 and 7 of the Plan shall be fully applicable with respect to Participant.
3.    Restrictive Covenants. The Noncompetition Period under Section 8(b) of the Plan shall hereby extend for twenty-four (24) months after the Date of Termination and, except as modified on the attached Schedule, Section 8 of the Plan shall be fully applicable with respect to Participant.
4.    Other Definitions. Except as modified on the attached Schedule, the definitions set forth in Appendix A of the Plan shall be fully applicable with respect to Participant.
5.    Employment Agreement Amendment. The employment agreement between Participant and TJX dated January 29, 2016 (the “Employment Agreement”), is hereby amended as of the Participation Date to:

(a)
Delete Section 5(a) of the Employment Agreement; provided, that to the extent other provisions of the Employment Agreement refer to said Section 5(a), they shall be deemed instead to refer, mutatis mutandis, to the applicable provisions of Section 6 of the Plan; and

(b)	Delete Section 8(b) of the Employment Agreement.

Name of Participant: Carol Meyrowitz

IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed as an agreement under seal as of the date first written above.

THE TJX COMPANIES, INC.
By: /s/ Scott Goldenberg
Name: Scott Goldenberg
Title: Chief Financial Officer

Name of Participant: Carol Meyrowitz

IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed as an agreement under seal as of the date first written above.

PARTICIPANT:
/s/ Carol Meyrowitz
Name: Carol Meyrowitz

Name of Participant: Carol Meyrowitz

SCHEDULE

MODIFICATIONS TO SECTIONS 6 & 7 OF THE PLAN

1.    Section 6(a) of the Plan is hereby modified by replacing the phrase “at the rate in effect at termination of employment” with the phrase “based on Participant’s FY2016 salary rate” in the fourth line thereof.

2.     Section 6(f) of the Plan is hereby replaced in its entirety with the following:

“(f) Stock Incentive Plan benefits; vested retirement plan benefits. The Participant or her legal representative shall be entitled to any awards, or the benefit under any awards, made under the Stock Incentive Plan, and to payment of her vested benefits, if any, under any tax-qualified and non-tax qualified retirement plans of the Company, including but not limited to such benefits as the Participant may be owed as a result of her participation, if any, under the Company’s tax-qualified profit-sharing and retirement plans, under The TJX Companies, Inc. Supplemental Executive Retirement Plan (‘SERP’), as described in Section 3(d) of the Participant’s Amended and Restated Employment Agreement with the Company dated January 29, 2016, under the Company’s frozen General Deferred Compensation Plan (‘GDCP’) and under the Company’s Executive Savings Plan (‘ESP’), in each case as of the Date of Termination and in accordance with and subject to the terms of the applicable plan, program or arrangement; provided, for the avoidance of doubt, that nothing in this Section 6(f) shall be construed as entitling the Participant to any Stock Incentive Plan award not yet granted as of the Date of Termination.

Notwithstanding the foregoing, any awards of performance-based restricted stock with LRPIP-based performance criteria (‘Outstanding PBRS Awards’), performance share units (including any similar award, as determined by the Administrator, ‘Outstanding PSUs’) and restricted stock units (including any similar award, as determined by the Administrator, ‘Outstanding RSUs’) in each case granted to Participant under the Stock Incentive Plan and held by Participant on the Date of Termination, shall be treated as follows:

(A)
Outstanding PBRS Awards. (A) In the case of any Outstanding PBRS Award for which fewer than two years of the applicable LRPIP performance period have been completed as of the Date of Termination, a portion of the Outstanding PBRS Award, equal to the ratio of the number of fiscal years in such LRPIP performance period beginning after the Date of Termination to the total number of fiscal years in such LRPIP performance period, shall be immediately forfeited; (B) all service conditions remaining with respect to all other or remaining portions of the Outstanding PBRS Awards (after giving effect to any forfeitures described in clause (A) above (the ‘Prorated Outstanding PBRS Awards’)) shall be deemed

Name of Participant: Carol Meyrowitz

satisfied; and (C) subject to Section 8, each Prorated Outstanding PBRS Award shall vest, if at all, on the date on which the Committee certifies as to the LRPIP performance results for the applicable LRPIP performance period (the ‘Determination Date’) in accordance with the terms of the Prorated Outstanding PBRS Award; provided that, to the extent the Prorated Outstanding PBRS Award does not so vest, the Prorated Outstanding PBRS Award shall be forfeited as of the Determination Date.

(B)
Outstanding PSUs. Participant shall be eligible for proration with respect to the service condition applicable to the Outstanding PSUs (the ‘Service Condition’) as set forth in the award agreement for the Outstanding PSUs; provided, that any right to receive or retain shares subject to the Outstanding PSUs for which the Service Condition has been deemed satisfied shall remain subject to applicable performance conditions, with any such shares delivered in accordance with and subject to the terms set forth in such award agreement.

(C)
Outstanding RSUs. Participant shall be eligible for prorated vesting with respect to the Outstanding RSUs as set forth in the award agreement for the Outstanding RSUs; provided, that any delivery or retention of vested shares subject to the Outstanding RSUs shall be undertaken in accordance with and subject to the terms set forth in such award agreement.”

3.     Section 6 of the Plan is hereby further modified by adding the following to the end thereof:

“For the avoidance of doubt, the reference to a benefit in this Section 6 shall not be construed as eliminating, limiting, creating or expanding any rights the Participant may otherwise have to the receipt of that or any similar benefit in circumstances other than upon a Qualifying Termination.”

4.    Section 7 of the Plan is hereby modified by adding a new paragraph at the end thereof, as follows:

“Without limiting the generality of the foregoing, if the Participant terminates her employment voluntarily or elects to retire from service with the Company (‘Voluntary Termination’), the Participant or her legal representative shall be entitled to any awards, or the benefit under any awards, made under the Stock Incentive Plan, including any benefits in connection with Special Service Retirement (as defined in the Stock Incentive Plan), and to payment of her vested benefits, if any, under any tax-qualified and non-tax qualified retirement plans of the Company, including but not limited to such benefits as the Participant may be owed as a result of her participation, if any, under the Company’s tax-qualified profit-sharing and retirement plans, under SERP, under GDCP and under ESP, in each case as of the Date of Termination and in accordance with and subject to the terms of the applicable plan, program or arrangement; provided, for the avoidance of

Name of Participant: Carol Meyrowitz

doubt, that nothing in this Section 7 shall be construed as entitling the Participant to any Stock Incentive Plan award not yet granted as of the date of termination. The Company will also pay to the Participant or her legal representative any unpaid amounts to which the Participant is entitled under MIP for the fiscal year of the Company ended immediately prior to the Participant’s termination of employment, plus any unpaid amounts owing with respect to LRPIP cycles in which the Participant participated and which were completed prior to termination of employment, in each case at the same time as other awards for such prior year or cycle are paid. In addition, a Voluntary Termination by the Participant shall be treated as a Qualifying Termination solely for purposes of the payments and benefits described in Section 6(e) and Section 6(f) (and not for purposes of any other provision of Section 6); provided, that for purposes of applying Section 6(e) to a Voluntary Termination described in this sentence, instead of using the proration fraction described in Section 6(e)(B), the LRPIP benefit, if any, for each cycle shall be prorated using a fraction, the numerator of which is the number of full fiscal years in such cycle completed prior to the Date of Termination and the denominator of which is the number of fiscal years in such cycle); and further provided, for the avoidance of doubt, that Participant shall not be entitled under this Section 7 to any salary continuation or automobile allowance, any amount described in Section 6(b), or any amounts in respect of MIP performance periods that begin before and end after the date of Voluntary Termination.”

MODIFICATIONS TO SECTION 8 OF THE PLAN

1.    Section 8(b) of the Plan is hereby modified by adding the following language before the last sentence of such section:

“Notwithstanding the foregoing, the Participant will not be deemed to have violated the provisions of this Section 8(b) merely by reason of serving as a director on the board of directors of a company approved for this purpose by the Board or a committee thereof (such service, a ‘permitted outside directorship’) or merely by reason of being engaged, after the first anniversary of the Date of Termination, in an employment, consulting or other fees-for-services arrangement with an entity that manages a private equity, venture capital or leveraged buyout fund that in turn invests in one or more businesses deemed competitors of the Company and its Subsidiaries under this Section 8(b), provided that (I) such fund is not intended to, and does not in fact, invest primarily in a ‘specified competitive business’ with respect to the Company as hereinafter defined, and (II) the Participant demonstrates to the reasonable satisfaction of the Company that her arrangement with such entity will not involve the provision of employment, consulting or other services, directly or indirectly, to any ‘specified competitive business’ with respect to the Company or to the fund with respect to its investment or proposed investment in any ‘specified competitive business’ with respect to the Company and that she will not participate in any meetings, discussions, or interactions in which any such business or any such proposed investment is proposed or

Name of Participant: Carol Meyrowitz

is likely to be discussed. For purposes of the foregoing, a business shall be deemed a ‘specified competitive business’ with respect to the Company if and only if (aa) it shall be regarded as a competitor of the Company and its Subsidiaries by retailers generally, or (bb) it shall operate an off-price apparel, off-price footwear, off-price jewelry, off-price accessories, off-price home furnishings and/or off-price home fashions business, including any such business that is store-based, catalogue-based, or an on-line, ‘e-commerce’ or other off-price internet-based business.”

2.    Section 8(d) of the Plan is hereby modified by adding the following phrase immediately after the words “Section 6 hereof” in the fourth line of such section and immediately after the words “Section 6” in the seventh line of such section:

“, including without limitation any SERP benefits,”

3.    Section 8(e) of the Plan is hereby replaced in its entirety with the following:

“(e) Notice and information requirements. The Participant shall notify the Administrator immediately upon securing employment or becoming self-employed at any time within the Noncompetition Period or the Nonsolicitation Period, and shall provide to the Administrator such details concerning such employment or self-employment as it may reasonably request in order to ensure compliance with the terms hereof.”

MODIFICATIONS TO APPENDIX A OF THE PLAN

1.    The definition of “Qualifying Termination” in subsection (s) is hereby replaced in its entirety with the following:

“(s) ‘Qualifying Termination’: As to the Participant, the termination of the Participant’s employment occurring prior to a Change of Control by reason of (a) the Participant’s death or Disability, (b) termination by the Employer for any reason other than Cause, (c) termination by the Participant within one hundred twenty (120) days of a requirement by the Employer that the Participant relocate, without her prior written consent, more than forty (40) miles from the current corporate headquarters of the Company (but only if (i) the Participant shall have given to the Administrator notice of intent to terminate within sixty (60) days following notice to the Participant of such required relocation and (ii) the Employer shall have failed, within thirty (30) days thereafter, to withdraw its notice requiring the Participant to relocate (for purposes of the foregoing, the one hundred twenty (120) day period shall commence upon the end of the thirty (30)-day cure period, if the Employer fails to cure within such period)), (d) termination at the end of any term of employment defined under an employment agreement between the Participant and the Employer (the ‘Employment Agreement’), unless the Employer in connection therewith shall have offered to the Participant continued service in a position on reasonable terms; or (e) in the event that, with respect to Participant’s service as a director and Chairman of the Board, Participant (A) is removed from the Board or fails to

Name of Participant: Carol Meyrowitz

be nominated by the Board to serve as a director without her prior written consent, (B) is nominated for election to the Board but fails to be reelected by stockholders and ceases to serve as a director, or (C) is removed or fails to be appointed as Chairman of the Board without her prior written consent. For purposes of this definition, ‘service in a position on reasonable terms’ shall mean service in a position comparable to the position and title held by Participant immediately prior to the Date of Termination and under terms and conditions that are substantially similar to those set forth in the Employment Agreement and that otherwise apply to the Participant on such Date of Termination. For purposes of the Plan, the term “Disability” shall have the meaning set forth in any employment agreement or similar agreement between the Participant and the Employer, as in effect on the Date of Termination, or, in the absence of any such agreement, shall have the meaning set forth in the Employer’s long term disability plan.”

2.    The definition of “Release of Claims” in subsection (t) is hereby replaced in its entirety with the following:

“(t) ‘Release of Claims’: The form of general release, as described in Section 5, to be executed by Participant as a condition to receiving any Severance Benefits under the Plan; provided that (i) such form of general release shall provide that the following claims are excluded from the release: (A) any claims or rights which cannot be waived by law, including Participant’s right to accrued vacation pay; (B) any claims for such Severance Benefits or claims to enforce rights that accrue under an employment agreement between the Participant and the Employer following termination of employment; (C) any claims or rights to any vested benefits or vested rights that Participant may have under any employee benefit, retirement and/or pension plans subject to Parts 2, 3 or 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”); (D) any rights and/or claims under Part 6 of Subtitle B of Title I of ERISA to elect continued group health plan coverage; (E) claims for reimbursement of approved business expenses incurred prior to the Date of Termination; (F) rights, if any, to defense and indemnification from the Employer or its insurers for actions taken by Participant in the course and scope of Participant’s employment with the Employer; or (G) any right Participant may have at law to obtain contribution as permitted by law in the event of entry of judgment against Participant as a result of any act or failure to act for which Participant and the Employer or its past, present and future trustees, officers, agents, administrators, representatives, employees, affiliates, or insurers are held jointly liable; and (ii) notwithstanding the last sentence of Section 5, such form of general release shall be delivered by the Company to Participant as soon as reasonably practicable but in no event later than five (5) business days after the Date of Termination.”